SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for the Use of the Commission Only (as
    permitted by rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                    ACCENT COLOR SCIENCES, INC.
          (Name of Registrant as Specified In Its Charter)


             (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

/X/ No fee required

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

/ / Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction
      computed pursuant to     Exchange Act Rule 0-11 (Set forth
      the amount on which the filing fee is   calculated and state
      how it was determined):


   4) Proposed maximum aggregate value of transaction:

   5)   Total Fee paid:

/ / Fee paid previously by written preliminary materials.


/ / Check box if any part of the fee is offset as provided by
    Exchange Act Rule   0-11(a)(2) and identify the filing for which
    the offsetting fee was paid   previously. Identify the previous
    filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:



                   ACCENT COLOR SCIENCES, INC.
                   800 Connecticut Boulevard
                    East Hartford, CT  06108




                        April 1, 1997





Dear Shareholder:

    You are cordially invited to attend our Annual Meeting of Shareholders on Friday, May 9, 1997, at 10:30 a.m. at the offices of the Company. This will be the Company's fourth Annual Meeting of Shareholders and the first Annual Meeting since our initial public offering.

    As part of this year's Annual Meeting, you will have an opportunity to hear a report on the operations of the Company, as well as ask questions that you might have about Accent Color.

    Your vote is important, regardless of the number of shares that you hold. Accordingly, we would appreciate it if you would promptly execute and return the proxy card enclosed with this material.


                    Sincerely,



                    Richard J. Coburn
                    Chairman of the Board



                    Norman L. Milliard
                    President and Chief Executive Officer


Enclosures


                   ACCENT COLOR SCIENCES, INC.
                   800 Connecticut Boulevard
                    East Hartford, CT  06103


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                         April 1, 1997


To the Shareholders of
Accent Color Sciences, Inc.:

    The Annual Meeting of Shareholders of Accent Color Sciences,
Inc. will be held at the offices of the Company, at 800
Connecticut Boulevard, East Hartford, Connecticut on Friday, May
9, 1997, at 10:30 a.m., local time, for the following purposes:

    1.  To elect two Class 1 directors;

    2. To approve the selection by the Board of Directors of Price Waterhouse LLP as the Company's auditors for the year ending December 31, 1997;

    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Only shareholders of record at the close of business on March
14, 1997, will be entitled to notice of and to vote at the Annual
Meeting or any adjournments or postponements thereof. Shareholders may vote in person or by proxy. The stock transfer books of the Company will not be closed.

                    By order of the Board of Directors



                    Willard F. Pinney, Jr.
                    Secretary



                            IMPORTANT

  It is important that your shares be represented at the Annual
                     Meeting.  Please sign,
 date and return the enclosed proxy card promptly in order that your shares will be
voted at the Annual Meeting.  A return envelope which requires no postage if
  mailed in the United States is enclosed for your convenience.


                         PROXY STATEMENT

                       GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Accent Color Sciences, Inc. (the "Company") to be used in voting at the Annual Meeting of Shareholders of the Company to be held on Friday, May 9, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). The close of business on March 14, 1997 is the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. At such record date, there were outstanding 10,139,775 shares of the Company's Common Stock ("Common Stock"), each of which is entitled to one vote on each matter to be presented before the shareholders of the Company. This Proxy Statement, the accompanying form of proxy and the 1996 Annual Report to Shareholders are being first sent to shareholders on or about April 1, 1997.

VOTING

Shares may be voted by shareholders of record in person or by proxy, and shares represented by a properly executed proxy will be voted with respect to all shares represented by it in accordance with the instructions, if any, given therein. If no instructions are given, the proxy will be voted as recommended by the Board of Directors and, in the discretion of the persons designated on the proxy card, the proxy will be voted with respect to any other matter which may properly come before the meeting or any adjournments or postponements thereof.

Any proxy received by the Board of Directors may be revoked by the shareholder at any time prior to its use at the meeting such as by a subsequent written instrument signed in the same manner as the proxy and received by the Company either at the Annual Meeting or before the Annual Meeting at Accent Color Sciences, Inc., 800 Connecticut Boulevard, East Hartford, Connecticut 06108
Attention:  Secretary.

Under Connecticut law and the governing instruments of the Company, the presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast at the Annual Meeting by shareholders entitled to vote in the election. Approval of the selection of Price Waterhouse LLP as the Company's auditors and approval of any other matters to be voted on at the Annual Meeting will be achieved if the votes cast by holders of shares of Common Stock present in person or by proxy in favor of the proposal exceed the votes cast against the proposal.

An inspector of election will tabulate all votes cast at the Annual Meeting. For purposes of the foregoing voting requirements, the inspector of election will treat shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions as shares that are present and entitled to vote on the matters for purposes of determining the presence of a quorum, but neither proxies that withhold authority (without naming an alternative nominee) nor abstentions will be counted as votes cast at the Annual Meeting. Accordingly, such proxies will not have any effect on the outcome of the voting on the election of directors, or the proposed approval of the Company's auditors. In the event that any other matters are submitted to shareholders at the Annual Meeting, abstentions will have no impact on the voting with respect to those matters.

Shares represented at the Annual Meeting that are held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and over which the broker or nominee does not have discretionary voting power on a particular matter (so-called, "broker non-votes") will be treated as present for purposes of determining the presence of a quorum. However, such shares will not be treated as shares that are entitled to vote on the particular matter as to which the broker or nominee does not have discretionary authority, nor will they be treated as votes cast at the Annual Meeting.
Accordingly, broker non-votes will have no impact on the voting with respect to any matter to come before the Annual Meeting.

SOLICITATION

The cost of this solicitation will be borne by the Company. Solicitation will be made by use of the mails, except that, if necessary, directors, officers and regular employees of the Company (none of whom will receive any additional compensation therefor) may make solicitations of proxies by telephone, telecopy, telegram or personal interview. The Company will reimburse brokers and other persons holding shares of Common Stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies.


                ITEM 1.   ELECTION OF DIRECTORS

INFORMATION ON NOMINEES

The Company's Certificate of Incorporation provides for three classes of directors, with each class to serve a term of three years. The Board is presently composed of seven directors, two of whom are members of Class 1, two of whom are members of Class 2 and three of whom are members of Class 3. The current terms of the members of Class 1 are scheduled to expire at this Annual Meeting. The Board has nominated for re-election as Class 1 directors the two persons who are now serving as Class 1 directors of the Company.

The two Class 1 nominees standing for election at this Annual
Meeting are Robert H. Steele and Peter Teufel. If elected, their terms will expire in 2000. Biographical summaries of each nominee and of the continuing directors appear below.

All nominees have consented to be so named and to serve if elected. If a nominee becomes unavailable for election, it is the intention of the persons named in the accompanying proxy card to vote for such other person, if any, as the Board of Directors may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
EACH OF THE FOLLOWING NOMINEES:

                            Nominees

For Class 1 Directors, whose terms expire in 2000:

    Robert H. Steele became a director of the Company in 1996 and is Chairman of the Executive Compensation Committee. Mr. Steele is Executive Vice President of John Ryan Company, an international bank services company, which he joined in 1991, and director of the Merlin Retail Banking Center. From 1985 to 1990, Mr. Steele was Chairman and Chief Executive Officer of Dollar Dry Dock Bank of New York. Mr. Steele also served as President and CEO of Norwich Savings Society. Mr. Steele is a former U.S. Congressman from the State of Connecticut and currently serves as a director of Moore Medical Corp., a pharmaceutical distributor, Scan-Optics, Inc., a manufacturer of data capture equipment and NLC Insurance Companies. Mr. Steele received his undergraduate degree from Amherst College and his Master's Degree from Columbia University and holds an honorary Doctor of Laws from Sacred Heart University.

    Peter Teufel became a director of the Company in 1994. Mr. Teufel is Managing Director of Kaizen Global, the parent of the Kaizen Institute of Europe, a management consulting firm, which he co-founded in 1992. From 1979 through 1992, Mr. Teufel was employed with Canon Inc., a manufacturer of cameras, business machines and precision optical equipment, where he served as Vice President from 1989 to 1992. Mr. Teufel is a mechanical engineering graduate of the Technical Institute at Giessen and an industrial engineering graduate of the Technical Institute at Darmstadt.


                      Continuing Directors

Class 2 Directors, whose terms expire in 1998:

    Richard Hodgson became a director of the Company in 1996 and is Chairman of the Audit Committee. Since 1980, Mr. Hodgson has been a director of McCowan Associates, Inc., an investment management firm, where he is currently in charge of technology investment strategies. Mr. Hodgson had previously been Corporate Senior Vice President of ITT Company, a hotels, gaming, entertainment and information publishing company, where he was worldwide Product Group Manager for the Engineered Products Group. Prior to joining ITT in 1968, Mr. Hodgson was President and CEO of Fairchild Camera, where he initiated Fairchild's entry into the semiconductor industry. Mr. Hodgson is a co-founder and a Director Emeritus of Intel Corporation, a manufacturer of microprocessor, communications and semiconductor products, and is also a director of IBIS Technology Corp., I-Stat Corp., the Aegis Fund and Continental Capital Corp. Mr. Hodgson received his degree in engineering from Stanford University and his MBA from Harvard University.

    Raymond N. Smith, a co-founder of the Company, has been a director since its inception and was Chairman from its inception through April 1996. Mr. Smith, currently retired, was involved in a variety of sales and management roles in various real estate development concerns from 1971 to 1992. Mr. Smith was President of FMS Properties of Naples, Florida, a developer and builder of retirement communities, from 1983 to 1992. From 1966 to 1970, Mr. Smith was National Sales Manager, Professional Services Division of Control Data Systems, Inc., a global systems integrator, and from 1960 to 1965, was an account manager for IBM. Mr. Smith attended the United States Military Academy at West Point and the Executive MBA Program at the University of Chicago.

Class 3 Directors whose terms expire in 1999:

    Richard J. Coburn has been Chairman of the Board since May 1996 and is a co-founder of the Company. Mr. Coburn served as President of the Company from May 1993 until May 1996 and served as Chief Executive Officer of the Company from May 1993 until August 1996. From 1991 until 1993, Mr. Coburn worked as an independent consultant to development stage companies. Mr. Coburn was a co-founder of KCR Technology, Inc., a manufacturer of high-speed, black-on-white printers, and served in various roles, both consulting and managerial, including President from 1977 to 1991. Mr. Coburn was also the founder of Coburn Technology, Inc., a developer of a xerographic printer product for word processing, the rights to which were sold to Wang Laboratories, Inc., and served as its President from 1974 to 1977. From 1968 to 1974, Mr. Coburn was president of Scan-Optics, Inc., a manufacturer of data capture equipment. Prior to 1968, Mr. Coburn had served in various engineering management positions in aerospace over a 14 year period. Mr. Coburn is also a director and co-founder of Scan-Optics, Inc. Mr. Coburn received his degree in engineering from Yale University.

    Norman L. Milliard has been President of the Company since May 1996, has been Chief Executive Officer of the Company since August 1996 and was elected a director of the Company in 1995. Mr. Milliard served as Vice President of the Company from January 1994 until May 1996. From 1988 through 1993, Mr. Milliard served as head of the Special Product Group at AEG Schneider Automation, Inc. (formerly Modicon, Inc.), an industrial automation company, and as the Director of Engineering and Operations for KCR Technology, a manufacturer of high-speed, black-on-white printers, from 1982 to 1988. Mr. Milliard founded two companies in the electronic music field and holds a number of patents in both the printing and electronic music field. Mr. Milliard received his degree in physics, with honors, from The Citadel, the Military College of South Carolina.

    Willard F. Pinney, Jr. has been Secretary of the Company since December 1993 and became a director of the Company in 1996. Mr. Pinney has been a partner since 1973 in the Connecticut law firm of Murtha, Cullina, Richter and Pinney, which serves as counsel to the Company. He received his degree in political science from Yale University and his JD, with honors, from the University of Michigan Law School.

COMPENSATION OF DIRECTORS

Directors of the Company received no compensation for their service as directors prior to May 1996. The Company adopted a directors' compensation package in May 1996, whereby all outside directors receive a monthly retainer of $500 and a per meeting fee of $500 for each meeting of the Board of Directors and of any Board committee attended in person by such director. The Company also reimburses directors for reasonable travel expenses incurred in order to attend meetings.

Under its 1995 Stock Incentive Plan, the Company established a stock incentive program for non-employee directors, whereby each received an initial option to purchase 30,000 shares of Common Stock and will receive an option to purchase an additional 5,000 shares of Common Stock on the date of the annual meeting of the Board each year for four years beginning in 1997 as long as the director remains in office. These options are exercisable at the fair market value of the shares on the date of grant. Under this program, on May 3, 1996, the following directors each received options to purchase 30,000 shares at an exercise price of $4.00 per share: Richard Hodgson, Willard F. Pinney, Jr., Raymond N. Smith, Robert H. Steele and Peter Teufel.

The Company, as permitted by Connecticut law, has purchased directors and officers liability insurance policies covering all of the Company's directors and officers on an annual basis and on a one time three-year basis with respect to the Company's initial public offering. The aggregate premiums for these policies paid during 1996 was approximately $245,000.

ATTENDANCE; BOARD COMMITTEES

The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board may serve on one or more committees to carry out certain responsibilities.

The Board of Directors held a total of nine regular and special meetings during 1996. Each director attended at least 75% of the aggregate number of meetings of the Board and Board committees on which such director served except for Mr. Teufel who attended six of the nine meetings of the Board.

An Audit Committee was established in May 1996. This Committee is responsible for overseeing and reviewing the audit of the Company's books and accounts, for reviewing the audited financial statements of the Company, for reviewing the Company's internal control procedures and for reviewing and approving the independence of the Company's independent public accountants. No member of this Committee is an employee of the Company. The Audit Committee met once during 1996. The current members of the Audit Committee are Richard Hodgson (Chairman), Raymond N. Smith and Robert H. Steele.

An Executive Compensation Committee was also established in May 1996 and is generally responsible for reviewing and recommending to the Board of Directors salaries and incentive compensation for the Company's executive officers. This Committee did not meet in 1996.

The Company does not have a nominating committee.


PRINCIPAL SHAREHOLDERS AND KEY PERSONNEL

The following table sets forth certain information as of February 1, 1997 regarding the beneficial ownership of the Company's Common Stock by (i) each person (or group of affiliated persons) known by the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each of the directors of the Company, (iii) each of the Named Executive Officers, as defined below, and (iv) all directors and executive officers of the Company as a group.

                                Number of
                                 Shares       Percentage
                              Beneficially    of Common
    Name and Address(1)         Owned(2)        Stock
Richard J. Coburn (3)             1,017,938         10.0%
Peter Teufel(4)(5)                  661,744          6.5%
Raymond N. Smith(4)(6)              608,969          6.0%
Dr. Klaus Werding(7)                585,981          5.7%
   73 Langasse Strasse
   Wetzlar, Germany 6330
Norman L. Milliard(8)               231,000          2.3%
Willard F. Pinney, Jr.(4)(9)         74,799             *
Robert H. Steele(4)(10)              48,618             *
Martyn R. Jones(11)                  35,000             *
Richard Hodgson(4)(12)               33,750             *
All directors and officers        2,192,849         20.7%
of the Company as a group (9
persons)(13)

* Less than 1%

(1) The address of all persons who are executive officers or directors of the Company is in care of the Company, 800 Connecticut Boulevard, East Hartford, Connecticut 06108.
(2) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days of February 1, 1997 ("currently exercisable options") are treated as outstanding only for purposes of determining the amount and percent owned by such person or group.
(3) Includes 578,969 shares held by Mr. Coburn as trustee of a trust established by Mr. Smith and of which Mr. Smith is sole beneficiary. Mr. Coburn has sole voting and investment power with respect to these shares but disclaims any beneficial interest.
(4) Includes 30,000 shares of Common Stock subject to currently exercisable options granted pursuant to the 1995 Stock Incentive Plan.
(5) Includes 65,454 shares of Common Stock subject to currently exercisable warrants.
(6) Includes 578,969 shares held through an irrevocable trust established by Mr. Smith of which Mr. Coburn is the trustee and Mr. Smith is the sole beneficiary. Mr. Smith has no voting power or investment power with respect to these shares.
(7) Includes 156,003 shares of Common Stock subject to currently exercisable warrants.
(8) Includes 105,000 shares of Common Stock subject to currently exercisable options granted pursuant to the 1995 Stock Incentive Plan.
(9) Includes 30,000 shares of Common Stock subject to currently exercisable options granted to Murtha, Cullina, Richter and Pinney, counsel to the Company, of which Mr. Pinney is a partner.
(10)Includes 17,118 shares of Common Stock owned by Mr.
Steele's spouse and 1,500 shares of common stock subject to currently exercisable warrants issued to Mr. Steele's spouse, as to all of which he disclaims beneficial ownership.
(11)Includes 35,000 shares of Common Stock subject to currently exercisable options granted pursuant to the 1995 Stock Incentive Plan.
(12)Includes 3,750 shares subject to currently exercisable warrants.
(13)Includes 380,000 shares of Common Stock subject to currently exercisable options granted pursuant to the 1995 Stock Incentive Plan and 70,704 shares of Common Stock subject to currently exercisable warrants.


EXECUTIVE COMPENSATION

REPORT OF EXECUTIVE COMPENSATION COMMITTEE

Executive Compensation for 1996. The Executive Compensation Committee of the Board of Directors of the Company was established at the Annual Meeting of the Board of Directors on May 3, 1996. The Committee did not participate as such in the determination of Executive Compensation paid to the executive officers of the Company with respect to 1996. Each of the Company's executive officers was compensated during 1996 on the basis of a base salary which, in the case of the Company's chief executive officer, Norman L. Milliard, was established pursuant to the employment agreement between Mr. Milliard and the Company, the terms of which are discussed further below. The base salaries of the Company's executive officers have been determined at levels which management and the Board of Directors believe to be appropriate and competitive in order to attract and retain individuals with talents and experience necessary to carry out the Company's business plan. During 1996, the Company also maintained the Company's 1995 Stock Incentive Plan, which is administered by the full Board of Directors. Awards under the Plan are intended to provide executive officers of the Company with the opportunity to obtain and retain significant equity positions in the Company in order to incent them to remain with the Company and promote its further growth and success.

Responsibilities and Policies of Executive Compensation Committee. The responsibilities of the Executive Compensation Committee include formulating policies and making recommendations to the Board of Directors with respect to compensation of executive officers of the Company and making recommendations to the Board of Directors with respect to the compensation levels of the Company's senior executive officers. The Committee held its initial meetings in January and March, 1997 in order to consider base salary adjustments for senior executive officers and begin formulating policies with respect to Executive Compensation generally. The Committee is developing a bonus plan for executive officers intended to motivate them to accomplish specific milestones necessary to complete the development stage of the Company's business plan. The Committee believes that, particularly during the balance of the Company's development stage, executive compensation should be significantly based upon specific performance criteria coupled with modest but appropriate base salary adjustments reflecting industry standards.

Limitation on Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, generally denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1,000,000 per year paid or accrued for its chief executive officer or any of the four other most highly compensated executive officers. Certain "performance based" compensation is not subject to the limitation on deductibility provided certain stockholder approval and independent director requirements are met. Because the compensation paid to each of the Company's executive officers has not exceeded nor approached $1,000,000 in any year, the Committee does not believe that this limitation on deductibility of executive compensation is currently of any concern to the Company. However, the Committee will continue to review this limitation in light of future events with the objective of achieving deductibility of executive compensation, as appropriate.


                             EXECUTIVE COMPENSATION COMMITTEE


                             Robert H. Steele, Chairman
                             Willard F. Pinney, Jr. and
                             Peter Teufel



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Executive Compensation Committee members, Robert H. Steele, Willard F. Pinney, Jr. and Peter Teufel or any executive officer of the Company served during 1996 as a member of the Compensation Committee of any other company. All members of the Executive Compensation Committee are outside directors, except that Willard F. Pinney, Jr., is Secretary of the Company and a partner of Murtha, Cullina, Richter and Pinney, counsel to the Company.


SUMMARY EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth information concerning compensation for services in all capacities to the Company for the fiscal year ended December 31, 1996 of (i) the chief executive officer and (ii) the Company's other most highly compensated executive officers whose total salary and bonus for the year ended December 31, 1996 exceeded $100,000 (the "Named Executive Officers").

                   Summary Compensation Table

                                                                   Long-Term
                                          Annual                  Compensation
                                       Compensation                  Awards

                                                  Other            Securities
Name and                                          Other Annual     Underlying
Principal Position                Year  Salary($) Compensation($)  Options/SARs(#)
Richard J. Coburn, Chairman       1996   128,846        -          30,000
                                  1995   108,958        -               -
                                  1994    71,042        -               -
Norman L. Milliard,
President and CEO                 1996   155,692   26,000(1)       30,000
                                  1995   133,958        -         120,000
                                  1994    86,042        -               -
Martyn R. Jones,
Vice President                    1996   101,740   44,950(2)       30,000
                                  1995    15,232        -          45,000
                                  1994         -        -               -


(1) Reflects reimbursement of expenses of Mr. Milliard relating to his relocation to Connecticut consisting of rent expense in 1996 under an arrangement which expired in February, 1997.
(2) Consists of various expense reimbursements to Mr. Jones in connection with his relocation to Connecticut.

Option Grants in Last Fiscal Year

The following table contains information concerning the stock option grants made to each of the Named Executive Officers in fiscal 1996. No stock appreciation rights were granted during such year.


                                                                            Potential Realizable
                                                                              Value at Assumed
                                                                            Annual Rates of Stock
                           Individual Grants                               Price Appreciation for
                                                                               Option Term (2)
                            Number of    % of Total    Exercise
                            Securities   Options/SARs  or Base
                            Underlying   Granted to    Price per
                            Options/SAR  Employees in  Share      Expiration
       Name         Year    Grants (#)   Fiscal Years  ($/Sh)(1)     Date       5% ($)     10% ($)
Richard J. Coburn   1996    30,000(3)          3.4%      4.00      4/9/06      75,467    191,249
                    1995            -          0.0%         -         N/A
                    1994            -          0.0%         -         N/A

Norman L. Milliard  1996    30,000(4)          3.4%      3.67      2/2/06      69,178    175,312
                    1995    75,000(5)         17.7%      1.19     2/28/05      56,129    142,242
                            45,000(6)         10.6%      3.67     10/9/00      45,586    100,734
                    1994            -          0.0%         -         N/A

   Martyn R. Jones  1996    15,000(7)          1.7%      4.00     8/29/06      37,734     95,625
                            15,000(4)          1.7%      3.67      2/2/06      34,589     87,656
                    1995    22,500(8)          5.3%      3.67     12/5/05      51,884    131,484
                            22,500(6)          5.3%      3.67     12/5/00      22,793     50,367
                    1994            -          0.0%         -         N/A


(1) All options were granted at the fair market value on the date of grant as determined by the Board of Directors.
(2) The 5% and 10% assumed annual rates of compound stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not reflect the Company's estimates or projections of future Common Stock prices. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the term will be at the assumed 5% or 10% levels or at any other defined level. Unless the market price of the common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.
(3) Represents incentive stock options that vest ratably on each of April 9, 1997, 1998 and 1999.
(4) Represents incentive stock options that vest ratably on each of February 2, 1997, 1998, 1999.
(5) Represents incentive stock options that vest ratably on each of February 28, 1996, 1997 and 1998.
(6) Represents non-qualified stock options which are currently exercisable.
(7) Represents incentive stock options that vest ratably on each of August 29, 1997, 1998 and 1999.
(8) Represents incentive stock options that vest ratably on each of December 5, 1996, 1997 and 1998.

Aggregate Option Exercise in Last Fiscal Year and Option Values as of December 31, 1996

None of the Named Executive Officers exercised stock options during the year ended December 31, 1996. The following table provides information regarding the number of shares underlying both exercisable and unexercisable stock options as of December 31, 1996 and the values of unexercised "in-the-money" options as of that date. An option is "in-the-money" if the per share fair market value of the underlying share exceeds the options exercise price per share.


                     Number of
                       Shares      Value   Exercisable Unexercisable Exercisable Unexercisable
                    Acquired on   Realized     (#)          (#)          ($)          ($)
                      Exercise
Richard J. Coburn          -         -           -        30,000           -        135,000
Norman L. Milliard         -         -      70,000        80,000     400,250        510,500
Martyn R. Jones            -         -      30,000        45,000     145,000        212,500


(1) Based on the closing price at December 31, 1996 of $8 1/2.

                  EMPLOYMENT AGREEMENTS

Richard J. Coburn and Norman L. Milliard have entered into employment agreements (the "Employment Agreements") with the Company effective January 1994. Mr. Coburn's agreement has a five-year term that expires at the end of 1998. Mr. Milliard's agreement has a three-year term which is automatically extended each year for an additional one year, subject to termination before the extension by either party. If the Employment Agreements are terminated by the Company without "cause" as defined therein, Mr. Coburn would be entitled to receive his base salary and payment of health benefits for a period of one year and Mr. Milliard would be entitled to receive his base salary and payment of health benefits for a period of two years and would become fully vested in any outstanding options. Mr. Coburn's current base salary is $130,000, and Mr. Milliard's current base salary is $175,000.

The Employment Agreements restrict Messrs. Coburn and Milliard from directly or indirectly competing with the Company through the participation in the development of any product related to the Company's product or processes during the term of the agreement and for a period of two years thereafter. The Employment Agreements do not otherwise restrict Messrs. Coburn and Milliard from pursuing any other business interests that do not directly compete with the Company.

STOCK INCENTIVE PLAN

In January 1995, the Board of Directors and shareholders of the Company adopted the 1995 Stock Incentive Plan (the "Stock Plan"). Pursuant to the Stock Plan, the Board of Directors or a committee thereof may grant options or other awards for up to 1,500,000 shares of Common Stock. The Stock Plan is designed to give directors, officers and employees of the Company and other persons an expanded opportunity to acquire Common Stock in the Company or receive other long-term incentive remuneration in order that they may participate in the Company's growth and be motivated to remain with the Company and promote its further development and success.

The Plan includes provisions for granting both "incentive stock options" intended to qualify for certain federal tax advantages and "non-statutory options" which do not qualify for such tax advantages. Qualified incentive stock options may be granted only to eligible persons who are full-time employees of the Company while non-statutory options may be granted to any persons, including directors, consultants and advisors of the Company who, in the sole opinion of the Board of Directors or a committee thereof are, from time to time, responsible for the management or growth of all or part of the business of the Company.

The purchase price under each incentive stock option shall be as determined by the Board of Directors or a committee thereof but shall not be less than 100% of the fair market value of the shares subject to such option on the date of grant, provided that such option price shall not be less than 110% of such fair market value in the case of any stock option granted to a principal shareholder. The purchase price per share of Common Stock deliverable upon the exercise of non-statutory options shall be determined by the Committee, but shall not be less than 85% of the fair market value of the Common Stock on the date of grant.

Each option granted under the Stock Plan shall become exercisable on such date or dates and in such amount or amounts as the Board of Directors or a committee thereof shall determine. To date, all incentive stock options granted to employees are exercisable with respect to not more than one-third of the shares subject thereto after the expiration of one year following the date of its grant, and are exercisable as to an additional one-third of such shares after the expiration of each of the succeeding two years, on a cumulative basis, so that such option, or any unexercised portion thereof, shall be fully exercisable on the third anniversary of the date of its grant. To date, all non-statutory options are exercisable immediately upon grant.

As of March 14, 1997, incentive stock options to purchase 942,600 shares of Common Stock and non-statutory options to purchase 347,250 shares of Common Stock have been granted. All such options have been granted to full-time employees of the Company, except for (i) options granted to non-employee directors, as described above, (ii) an option granted in January 1995 to Murtha, Cullina, Richter and Pinney, counsel to the Company, entitling it to purchase 30,000 shares of the Company's Common Stock for a period of five years at an exercise price of $1.19 per share and (iii) an option granted in April 1996 to a consultant of the Company entitling him to purchase 2,250 shares of Common Stock of the company for five years at an exercise price of $4.00. All options, both incentive and non-statutory, have been granted at fair market value as determined by the Board of Directors on the date of grant.

CERTAIN TRANSACTIONS

On May 1, 1996, Raymond N. Smith, a director of the Company, entered into a consulting agreement with the Company under which he will perform services for the Company in consideration for a quarterly retainer of $21,250. The consulting agreement requires, among other things, that Mr. Smith be available for up to 25 hours per month to provide general business and management advice. In addition to general advisory services, the Company anticipates using Mr. Smith in certain sales and marketing capacities.

Willard F. Pinney, Jr., a director of the Company, is a partner of the law firm of Murtha, Cullina, Richter and Pinney which serves as counsel to the Company.

During February 1996, the Company completed a private placement of 8.00% subordinated debentures (the "Series IV Debentures") for net proceeds of $405,000, of which $240,000 was issued to Peter Teufel, a director of the Company. The Series IV Debentures are non-convertible and bear interest at 8.00% (excluding debt discount), and were due and paid August 31, 1996. In addition, each holder received detachable warrants (the "Series IV Warrants") to purchase Common Stock equal to the principal amount of the Series IV Debentures divided by $3.67. The Series IV Warrants issued to Mr. Teufel are exercisable into 65,454 shares of Common Stock at an exercise price of $3.67 per share and expire on February 28, 2001.

Richard Hodgson, a director of the Company, invested $250,000 in a private offering of debt instruments of the Company in October 1996 (the "Interim Financing"), for which he received a note in the aggregate principal amount of $287,500 and a warrant to purchase 3,750 shares of Common Stock. This note was repaid in full upon the closing of the Company's initial public offering in December 1996.

Elizabeth Steele, the wife of Robert H. Steele, a director of the Company, invested $100,000 in the Interim Financing and received a note in the aggregate principal amount of $115,000 and a warrant to purchase 1,500 shares of Common Stock. This note was repaid in full upon the closing of the Company's initial public offering in December 1996.

Performance Graph

The following graph demonstrates a comparison of cumulative total return based on an initial investment of $100 in the Company's common stock as compared with the Nasdaq Computer Manufacturers Index and the Nasdaq Composite Index and assumes the reinvestment of dividends, although dividends have not been declared on the Company's common stock. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company's relative stock price for the period commencing on December 18, 1996, the date the Company's common stock began trading on the Nasdaq National Market, and ending on December 31, 1996. The following graph includes information required by the Securities and Exchange Commission and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

                     COMPARISON OF TOTAL RETURN
                      [GRAPH APPEARS HERE]


                      12/18/96   12/31/96
ACLR                  $100.00    $106.25
Nasdaq Computer Mfg   $100.00    $100.25
Nasdaq Composite      $100.00    $101.95



                ITEM 2.  APPOINTMENT OF AUDITORS

The Board of Directors has selected Price Waterhouse LLP as auditors of the corporation for the year ending December 31, 1997, subject to approval by shareholders at the Annual Meeting. Price Waterhouse LLP has served as the Company's independent auditors since inception. Representatives of Price Waterhouse LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to questions of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.



             PROPOSALS FOR THE 1998 ANNUAL MEETING

In accordance with the rules of the Securities and Exchange Commission, shareholder proposals for inclusion in the Company's proxy statement for the 1998 Annual Meeting must be received at the Company's offices at 800 Connecticut Boulevard, East Hartford, Connecticut 06108, Attention: Secretary no later than December 2, 1997.


                         OTHER MATTERS

The Board of Directors does not intend to present any other matters before the meeting and is not informed of any other business which others may bring before the meeting. However, if any other matters should properly come before the meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying Proxy Card to vote on each such matter as they, in their sole discretion, may determine.


                    ACCENT COLOR SCIENCES, INC.

Proxy Solicited on Behalf of the Board of Directors of Accent Color
        Sciences, Inc. for the Annual Meeting, May 9, 1997

     The undersigned hereby constitutes and appoints RICHARD J. COBURN and NORMAN L. MILLIARD, and each of them, with full power to act with or without the other and with full power of substitution, his or her true and lawful agents and proxies to represent the undersigned at the Annual Meeting of Shareholders of Accent Color Sciences, Inc. (the "Company") to be held at 800 Connecticut Boulevard, East Hartford, Connecticut, at 10:30 a.m. on Friday, May 9, 1997, and at any adjournments or postponements thereof, and authorizes said Proxies to vote all shares of the Company shown on the other side of this card with all the powers the undersigned would possess if personally present thereat.
     You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

             CONTINUED AND TO BE SIGNED ON REVERSE SIDE


A /X/ Please mark your
      votes as in this
      example



               FOR         WITHELD
               ALL         FROM ALL
             NOMINEES      NOMINEES
1.ELECTION     / /           / /          Class 1 Nominees:
  OF TWO                                        Robert H. Steele
  DIRECTORS.                                    Peter Teufel

(Instruction: To withhold authority to vote for any
 nominee, write such nominee's name(s) below.)
/ / _______________________________________________


                                       FOR AGAINST ABSTAIN
2. PROPOSED APPROVAL OF THE SELECTION  / /   / /     / /
   OF PRICE WATERHOUSE LLP AS AUDITORS
   OF THE COMPANY FOR THE YEAR ENDING
   DECEMBER 31, 1997.

3. In their discretion, upon the transaction of other business as may properly come before the meeting or any adjournments or postponements thereof.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.

   MARK HERE FOR / /   MARK HERE IF / /
   ADDRESS CHANGE      YOU PLAN TO
   AND NOTE AT         ATTEND THE
   LEFT                MEETING





Signature: ________________________  Date ________
Signature: ________________________  Date ________

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian or trustee, please give your full title as such. If a corporation, please sign by president or other authorized officer and indicate title. If shares are registered in the names of joint tenants or trustees, each tenant or trustee is required to sign.